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                                      EXHIBIT 2
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    IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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          Citigroup Global Markets, Inc., a broker or dealer registered under
                        Section 15 of the Act (15 U.S.C. 78o).

     Smith Barney Fund Management LLC, an investment advisor in accordance with
                           Section 240.13d-1(b)(1)(ii)(E)


          Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the
                      securities filed for in this Schedule 13G.

Date: February 11, 2004

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                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                      Name:  Joseph B. Wollard
                      Title: Assistant Secretary



                      CITIGROUP INC.


                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                      Name:  Joseph B. Wollard
                      Title: Assistant Secretary